UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 9, 2017

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, the company’s Board of Directors elected Paul E. Martin as a director of the company. There are no arrangements or understandings between Mr. Martin and any other person pursuant to which Mr. Martin was elected a director. The company is not aware of any transaction with Mr. Martin that would require disclosure under Item 404(a) of Regulation S-K. Mr. Martin will participate in the standard non-employee director compensation arrangements described under the heading “Compensation of Directors” in the company’s 2016 proxy statement, which was filed with the SEC on March 18, 2016. Mr. Martin has not yet been granted any restricted stock units in connection with his election as a director. A press release announcing Mr. Martin’s election to the Board is attached as Exhibit 99 to this report.

Leslie F. Kenne notified the Board on February 9, 2017 that she will not stand for reelection as a director of the company at the company’s 2017 annual meeting scheduled for April 26, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) The following Exhibit is filed herewith:

Exhibit 99 Press Release dated February 9, 2017 announcing the election of Paul E. Martin.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: February 15, 2017	By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary